                   EXHIBIT 10.44. WAIVER AND AMENDMENT NO. 2
                    TO AMENDED AND RESTATED CREDIT AGREEMENT



   WAIVER AND AMENDMENT NO. 2 (this "WAIVER AND AMENDMENT"), dated as of June 30, 1995, to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 1, 1992 by and among HYPERION SOFTWARE CORPORATION (formerly known as IMRS OPERATIONS INC.), a Delaware corporation (the "COMPANY"), the signatory banks thereto (the "BANKS"), and THE BANK OF NEW YORK, as agent (the "AGENT"), as amended by Waiver and Amendment, dated as of June 30, 1993 (as so amended, the "CREDIT AGREEMENT").

                                    RECITALS

   A. Capitalized terms used herein which are not defined herein and which are defined in the Credit Agreement shall have the same meanings as therein defined.

   B. The Company has entered into agreements to acquire (i) Pillar Corporation, (ii) certain real property and improvements from Combustion Engineering, Inc., and (iii) product distribution rights from Whiteport Corp., N.V., Drs A.J. Hordijk B.V. and Hyperion Nordic AB, and has requested that the Banks and the Agent waive the failure to comply with certain notice and reporting requirements of the Credit Agreement and certain other requirements of the Credit Agreement contravened by the foregoing acquisitions.

   C. The Banks and the Agent are willing to grant the foregoing waivers subject to the terms and conditions set forth herein.

   D. The Company, the Banks and the Agent have also agreed to certain amendments to the Credit Agreement as set forth below.

   In consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, pursuant to Section 11.1 of the Credit Agreement, the parties agree as follows:

SECTION 1.      WAIVERS

  The Banks and the Agent hereby agree:

     1. In connection with the acquisition by the Company of the building and land located at 900 Long Ridge Road, Stamford, Connecticut to be improved by a 90,000 square foot addition (the "HEADQUARTERS ACQUISITION"), on the terms in the purchase and sale agreement, dated January 20, 1995, between the Company and Combustion Engineering, Inc. and the mortgage loan (the "CDA LOAN"), dated January 20, 1995, between the Company and the Connecticut Development Authority (the "CDA MORTGAGE LOAN AGREEMENT"), notwithstanding anything to the contrary contained in Sections 7.6, 8.1, 8.2, 8.3, 8.4, 8.6(h), 8.11 or any other provisions of the Credit Agreement to the extent that any of said provisions are currently or may be contravened by said Acquisition and related mortgage loan, the Agent and the Banks hereby consent to the Headquarters Acquisition and related mortgage loan, provided, however, that (i) the capital expenditure for the Headquarters Acquisition shall not exceed $35,000,000, and (ii) the calculation of the financial covenants in Sections 7.13, 7.14, 7.15 and 8.12 shall at all times include the Headquarters Acquisition except where specifically noted otherwise in such financial covenant.

     2. To waive the provisions of Sections 7.1(f), 8.1, 8.2, 8.3, 8.4, 8.6(h), 8.9 or any other provisions of the Credit Agreement to the extent that any of the said provisions were contravened by (i) the acquisition of product distribution rights from Whiteport Corp., N.V. on the terms contained in the agreement dated February 16, 1995, between Whiteport Corp., N.V. and the Company, a copy of which was provided to the Agent, and/or (ii) the acquisition of product distribution rights from Drs A.J. Hordijk B.V. on the terms contained in the agreement dated March 8, 1995, between Drs A.J. Hordijk B.V. and the Company, a copy of which was provided to the Agent, and/or (iii) the acquisition of Pillar Corporation by the Company on the terms contained in the merger agreement dated November 29, 1994 (the "PILLAR AGREEMENT"), and/or (iv) the acquisition of product distribution rights from Hyperion Nordic AB on the terms contained in the agreement dated on or about September 15, 1995, between the Company, Hyperion Nordic, AB, Premiaraktoren 1164 AB (d/b/a Hyperion Software Nordic AB), and Anders Wincrantz, an individual residing in Stockholm, Sweden, (the "NORDIC AGREEMENT") provided that an executed copy of the Nordic Agreement shall be delivered to the Agent no later than October 16, 1995.

     3.  To waive the Company's failure to comply with the provisions of
Section 7.2(a)(iii) or any other provisions of the Credit Agreement which require that the Company give prompt written notice to the Agent and each Bank if there shall occur and be continuing a Default or an Event of Default, to the extent such notice should have been so given at any time prior to and including September 25, 1995 with respect to any matter or Default or any Event of Default which the Banks and the Agent are waiving and/or amending in this Waiver and Amendment.

     4.  To waive the Company's failure to comply with the provisions of
Section 7.9 of the Credit Agreement (Collateral Locations) or any other provisions of the Credit Agreement with respect to maintaining tangible Collateral at only the locations shown on Schedule 7.9, for periods prior to and including June 30, 1995, provided that a revised Schedule 7.9 shall be delivered to the Agent by the effective date of this Waiver and Amendment.

     5. To waive the Company's failure to provide the documents required pursuant to Sections 7.16 and 8.9 of the Credit Agreement for any Subsidiary, provided that the Company delivers such documents on or before January 31, 1996.

SECTION 2.      AMENDMENTS

  The Credit Agreement is, effective as of June 30, 1995 and subject to the satisfaction of the conditions precedent set forth in Section 3 below, hereby amended as follows:

     1. Section 1.1 of the Credit Agreement is amended by deleting the definition of "Applicable Margin" in full and substituting therefor the following:

  "APPLICABLE MARGIN": with respect to the unpaid principal amount of Revolving Credit Loans, in accordance with the following:

                                     Applicable Margin for     Applicable Margin for
              Period                Eurodollar Rate Option       Base Rate Option
----------------------------------  ----------------------     ---------------------
When the Funded Debt Ratio is
equal to or greater than 1.25:1.00         1.50%                     0.25%

When the Funded Debt Ratio is less
than 1.25:1.00 but equal to or
greater than 0.41:1.00                     1.25%                     0.00%

When the Funded Debt Ratio is less
than 0.40:1.00                             0.75%                     0.00%

     2. Section 1.1 of the Credit Agreement is further amended by deleting the definition of "CURRENT LIABILITIES" in full and substituting therefor the following: "Current Liabilities": at any time, all current liabilities of the Company and its Subsidiaries (as determined in accordance with GAAP on a Consolidated basis) excluding 50% of deferred revenue.

     3. Section 1.1 of the Credit Agreement is further amended by inserting the following new definition of "FUNDED DEBT RATIO" in the appropriate alphabetical order: "Funded Debt Ratio": at any time, the ratio of the outstanding amount of all liabilities of the Company and its Subsidiaries for money borrowed (including without limitation obligations under Capitalized Leases) to EBITDA.

     4. Section 1.1 of the Credit Agreement is further amended by deleting the definition of "INTEREST COVERAGE RATIO" in full and substituting therefor the following: "'Interest Coverage Ratio': for any period, the ratio of (i) EBITDA (excluding GAAP basis unusual and/or infrequent accounting charges and related income tax benefits, if any) less capital expenditures (excluding capital expenditures for the Headquarters Acquisition, not to exceed $35,000,000) to (ii) Interest Expense less interest income, such ratio to be calculated based upon a rolling four quarters ended on the Company's latest fiscal quarter end."

     5. Section 1.1 is further amended by deleting the figure "$2,500,000" in the definition of "Significant Subsidiary" and substituting therefor the figure "$5,000,000".

     6. Section 1.1 is further amended by deleting the date "June 30, 1997" in the definition of "Maturity Date" and substituting therefor the date "June 30, 2000."

     7. Section 1.1 is further amended by amending the definition of "MATERIAL ADVERSE CHANGE" in full to read as follows: "'Material Adverse
Change': a material adverse change in (i) the financial condition, business, prospects or Property of the Company and its Subsidiaries taken as a whole or
(ii) the ability of the Company to perform its obligations under the Loan Documents".

     8. Section 1.1 is further amended by amending the definition of "MATERIAL ADVERSE EFFECT" in full to read as follows: "'Material Adverse
Effect': a material adverse effect on (i) the financial condition, business, prospects or Property of the Company and its Subsidiaries taken as a whole or
(ii) the ability of the Company to perform its obligations under the Loan Documents".

     9. Section 1.1 of the Credit Agreement is further amended by inserting the following new definition of "UNITED STATES" and "U.S." in the appropriate alphabetical order: "'United States' and 'U.S.': the United States of America (including the States thereof and the District of Columbia)".

     10. Section 3.1 of the Credit Agreement is amended by deleting the figure "3/8%" therein and substituting therefor the figure "1/4%".

     11. Section 7.1(f)(i) is amended in full to read as follows: "(i) any Acquisition in excess of $2,000,000, provided that written notice of all Acquisitions not previously disclosed in writing to the Agent or set forth in the annual report of the Company shall be delivered to the Agent within 90 days after the end of each fiscal year, or."

     12. Section 7.1(f)(ii) is amended by deleting the figure "$500,000" therein and substituting therefor the figure "$2,000,000".

     13. Section 7.5 is amended by deleting the wording in its entirety and substituting the following wording: "(a) INSURANCE. Maintain and cause each Significant Subsidiary to maintain (A) insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, defined in a certificate of insurance reasonably acceptable to the Agent, such certificate will be filed with the Agent at the end of each fiscal year simultaneously with the delivery of the annual financial statements delivered pursuant to Section 7.1(a), and (B) for each Significant Subsidiary that develops software, software developers errors & omissions insurance with deductibles not exceeding $50,000 per occurrence, and unless included in the certificate of insurance delivered pursuant to subsection (A) herein, file with the Agent at the end of each fiscal year simultaneously with the delivery of the annual financial statements delivered pursuant to Section 7.1(a) a detailed list of such insurance then in effect, together with a certificate of the Chief Financial Officer (or such other officer as shall be acceptable to the Agent) of the Company certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of the Company under this paragraph 7.5, and is in full force and effect.

     (b) INSURANCE COVERING COLLATERAL. Insure, and cause each Significant Subsidiary to insure, all of its tangible Collateral against risks as defined in a certificate of insurance reasonably acceptable to the Agent. All such insurance policies shall be endorsed to provide that, in respect of the interests of the Agent: (A) the Agent shall be named as an additional insured, except with respect to the Headquarters Acquisition assets, (B) a certificate of such insurance shall be filed with the Agent at the end of each fiscal year,
(C) thirty days' prior written notice of any cancellation, reduction of amounts payable, or any changes and amendments shall be given to the Agent, and (D) the Agent shall have the right, but not the obligation, to pay any premiums due or to acquire other such insurance upon the failure of the Company to pay the same or to so insure.

     (c) CONCURRENT INSURANCE. The Company shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to paragraph (b) above unless the Agent has approved the carrier and the form and content of the insurance policy, including, without limitation, naming the Agent as additional insured, except with respect to the Headquarters Acquisition assets.

     (d) Provided that no Default or Event of Default shall exist or be continuing at the time of the receipt of such insurance proceeds, if any, the Agent agrees, promptly upon its receipt thereof, to pay over to the Company the proceeds of any such payment and, provided further, that if a Default or Event of Default shall exist or be continuing at the time of the receipt of such proceeds, the Agent may apply such proceeds to the Company's obligations under the Loan Documents and pay over any excess thereof to the Company.

     14. Section 7.13 is amended in full to read as follows: "(a) Maintain at each quarter end during the period from June 30, 1995 through June 30, 1996, Net Worth, excluding GAAP basis unusual and/or infrequent accounting charges, of not less than $62,000,000; (b) maintain at each quarter end during each fiscal year thereafter, Net Worth, excluding GAAP basis unusual and/or infrequent accounting charges, of not less than the sum of (i) $62,000,000 plus, (ii) 50% of the Company's Net Income of the preceding fiscal year (if positive) plus 100% of any equity offerings including pooling of interest mergers, in each case on a cumulative basis, such cumulative basis to commence on July 1, 1996."

     15. Section 7.15 is amended by deleting the ratio "4.00:1.00" therein and substituting therefor the ratio "3.50:1.00".

     16. Section 8.1(ii) is amended in full to read: "(ii) Indebtedness of the Company and its United States Subsidiaries (excluding the CDA Loan) in an amount not to exceed $1,500,000 in the aggregate at any time outstanding or available under lines of credit or credit facilities plus obligations under Capitalized Leases and purchase money Indebtedness incurred in any fiscal year, provided that no Default or Event of Default shall exist immediately before or after the Company or any United States Subsidiary shall incur any such Indebtedness, and"

     17. Section 8.1(iv) is amended in full to read: "(iv) Indebtedness of all of the Company's non-United States Subsidiaries in an amount not to exceed $1,500,000 (U.S. Dollars) in the aggregate at any time outstanding or available under any foreign denominated lines of credit or credit facilities plus obligations under Capitalized Leases and purchase money Indebtedness incurred in any fiscal year, provided that no Default or Event of Default shall exist immediately before or after any such Subsidiary shall incur any such Indebtedness, and"

     18. Section 8.2(xi) is amended in full to read as follows: "(xi) Liens on Property of the Company and its Subsidiaries to secure Indebtedness permitted under clauses (ii) and (iv) of Section 8.1."

     19. Section 8.4(i) is amended in full to read as follows: "(i) the Company and/or any Subsidiary may assume, guarantee, indorse, contingently agree to purchase or perform, or otherwise become liable upon any Contingent Obligation to the same extent that it could do so with non-contingent obligations under paragraphs 8.1, 8.3 and 8.6(h) (without duplication) and".

     20. Section 8.6 is amended by inserting the words "or with consent of the Bank and/or Agent" after "8.9" of the first line of Section 8.6.

     21. Section 8.6(h) is amended by inserting the words "and/or its subsidiaries," after the first instance of the word "Company" in this Section.

     22. Section 8.6(h)(d)(x) is amended by deleting the figure "$2,000,000" therein and substituting therefor the figure "$10,000,000".

     23. Section 8.6(h)(d)(y) is amended by deleting the figure "$4,000,000" therein and substituting therefor the figure "$15,000,000".

     24. Section 8.6(h)(d)(z) is amended in full to read as follows: "(z) $35,000,000 during the period from July 1, 1995 to and including the date on which all obligations to the Agent and the Banks under the Loan Documents have been indefeasibly paid in full in cash, PROVIDED, HOWEVER, that the foregoing shall not apply to the SEMA Acquisition and the acquisition of the net assets of Columbia Data Systems, Inc. and MAI Systems Corporation and the acquisition of Pillar Corporation and the acquisition of product distribution rights from Whiteport Corp., N.V. and the acquisition of product distribution rights from Drs A.J. Hordijk B.V. and the acquisition of real property at 900 Long Ridge Road from Combustion Engineering, Inc. which are excluded from the purchase price limitations set forth in this clause (d);"

     25. Section 8.6 is further amended by adding after subsection (i) thereof a new subsection (j) to read as follows: "(j) With respect to non-United States Subsidiaries of the Company, subsections 8.6(a), (b), (c),
(d), (e), (f) and (g) shall apply relative to equivalent investment alternatives of the domicile country of the respective Subsidiary."

     26. Section 8.7 is amended by deleting the words "required by GAAP" therein and substituting therefor the words "required or allowed by GAAP."

     27. Section 8.8(b) is amended in full to read as follows: "(b) software licenses and software license distribution rights granted in the ordinary course of business,"

     28. Section 8.8(c) is amended by deleting the figure "$750,000" therein and substituting therefor the figure "$1,500,000".

     29. Section 8.9 is amended in full to read as follows: "Create or acquire any other Subsidiary, or permit any Subsidiary so to do, unless:

     (a) if such Subsidiary is a Significant Subsidiary, such Significant Subsidiary shall become a Subsidiary Guarantor and within 30 days of becoming a Subsidiary, unless otherwise provided herein, such Subsidiary (i) shall have delivered a Subsidiary Guaranty and Security Agreement substantially in the form of Exhibit H to the Agreement duly executed by such Significant Subsidiary, (ii) shall have delivered UCC-1 Financing Statements or other documents necessary to perfect such security interest, (iii) shall have delivered such legal opinions, corporate certificates and other documents as are reasonably requested by the Agent;

     (b) if such Subsidiary is a United States Subsidiary (whether or not the Subsidiary is a Significant Subsidiary), within 90 days of becoming a Subsidiary, the Company or such Significant Subsidiary, as the case may be, shall cause all Stock of such Person to be delivered to the Agent under the Pledge Agreement or the Subsidiary Guaranty and Security Agreements, as the case may be, together with appropriate stock powers and such other documentation as the Agent shall reasonably request; and

     (c) if such Subsidiary is a non-United States Subsidiary (whether or not the Subsidiary is a Significant Subsidiary), within 180 days of becoming a Subsidiary, the Company or such Significant Subsidiary, as the case may be, shall cause at least 65% of the issued Stock of such Person as may from time to time be outstanding to be delivered to the Agent under the Pledge Agreement or the Subsidiary Guaranty and Security Agreements, as the case may be, together with appropriate stock powers and such other documentation as the Agent shall reasonably request."

     30. Section 8.11 is amended by deleting the percentage "20%" therein and substituting therefor the percentage "25%".

     31. Section 8.12 is amended by deleting the ratio "1.00:1.00" therein and substituting therefor the ratio "1.25:1.00".

     32. Section 8.13 is amended by deleting the figure "$4,000,000" therein and substituting therefor the figure "$5,000,000".

     33. Section 8.15 is amended by inserting the words "if such payment or obligation would in any way materially adversely affect the interests of the Agent or the Banks under any of the Loan Documents or the obligations of the Company under the Loan Documents, provided, in any case, that no such payment or obligation shall exceed $2,000,000 in any fiscal year except that the Company may prepay up to 50% of the original principal amount of the CDA Loan" after the last word in this Section.

     34. Section 8.16 is amended by deleting the figure "$250,000" therein and substituting therefor the figure "$1,000,000".

     35. Section 9.1(q) is amended by deleting the figure "$750,000" therein and substituting therefor the figure "$2,000,000".

     36.       Schedule 4.1 attached hereto is hereby substituted for  Schedule
4.1 to the Credit Agreement.

     37.       Schedule 7.9 attached hereto is hereby substituted for  Schedule
7.9 to the Credit Agreement.

     38. Exhibit A attached hereto is hereby substituted for Exhibit A to the Credit Agreement.

     39. Except as specifically amended or waived herein, the Credit Agreement shall remain in full force and effect.

SECTION 3.      CONDITION TO EFFECTIVENESS

  This Waiver and Amendment shall become effective as of June 30, 1995, when the Agent shall have received:

   a.) Counterparts of this Waiver and Amendment executed by the Company, the Banks and the Agent;

   b.) a new Note for each Bank in the amounts set forth in Exhibit A attached hereto;

   c.) a Subsidiary Guaranty and Security Agreement fully executed by Hyperion Software, Pillar Group Inc., together with duly executed UCC-1 financing statements;

   d.) a certificate of the Secretary or an Assistant Secretary of the Company, dated the date hereof, (i) attaching a true and complete copy of all documents evidencing necessary corporate action (in form and substance satisfactory to the Agent and to Special Counsel) taken by the Company to authorize the execution and delivery of this Waiver and Amendment and the transactions contemplated hereby, (ii) certifying that the Articles of Incorporation and the By-Laws of the Company have not been amended, modified or changed in any manner since May 1, 1992 or, if so, setting forth the same, (iii) setting forth the incumbency of each officer of the Company who signs this Waiver and Amendment, including therein a signature specimen of such officer, and (iv) attaching a certificate of good standing of the Secretary of State of the State of its incorporation;

   e.) an opinion of Counsel to the Company in all respects satisfactory to the Agent;

   f.) an executed copy of the Pillar Agreement and the CDA Mortgage Loan Agreement;

   g.) payment of the Agent's amendment fee and all of the Agent's expenses (including the reasonable fees and disbursements of Special Counsel) incurred in connection with the preparation, negotiation and closing of this Waiver and Amendment; and

   h.) such other documents as the Agent shall reasonably request.

     4. In order to induce the Agent to execute this Waiver and Amendment, the Company hereby (i) certifies that all representations and warranties contained in the Credit Agreement are true and correct in all respects as of the date hereof, (ii) certifies that, immediately after giving effect to this Waiver and Amendment, no Default or Event of Default exists under the Credit Agreement, (iii) reaffirms and admits the validity and enforceability of the Loan Documents and its obligations thereunder and (iv) agrees and admits that it has no valid defenses to or offsets against any of its obligations to the Agent or the Banks under the Loan Documents as of the date hereof.

SECTION 4.      COUNTERPARTS

  This Waiver and Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Waiver and Amendment to produce or account for more than one counterpart containing the signature of the party to be charged.

SECTION 5.      GOVERNING LAW

  This Waiver and Amendment is being delivered in and is intended to be performed in the State of New York and shall be construed and is enforceable in accordance with, and shall be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.

SECTION 6.      EFFECT ON THE LOAN DOCUMENTS

  This Waiver and Amendment shall be subject to such conditions and limitations as are specified herein, and the rights of the Company, the Guarantors, the Banks and the Agent under the Credit Agreement and the other Loan Documents shall be otherwise unaffected. No waiver or consent contained herein, except as otherwise specified herein, shall extend to any subsequent or other action by the Company.

  IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment to be duly executed as of the date first written above.

                              HYPERION SOFTWARE CORPORATION


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________


                              THE BANK OF NEW YORK,
                                individually and as Agent


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________

                             CONSENT OF GUARANTORS
                           DATED AS OF JUNE 30, 1995

   The undersigned, as the Guarantors under the Amended and Restated Credit Agreement, dated as May 1, 1992 by and among Hyperion Software Corporation (formerly known as IMRS Operations Inc.), the signatory banks thereto and The Bank of New York, as Agent, as amended by Waiver and Amendment, dated as of June 30, 1993 (as so amended, the "CREDIT AGREEMENT"), each hereby consents to the foregoing Waiver and Amendment and hereby confirms and agrees that, notwithstanding the effectiveness of said Waiver and Amendment, (i) the Subsidiary Guaranty and Security Agreement, the Holding Guaranty (each a "GUARANTY") and each Collateral Document in effect on the date hereof to which it is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects, except that, upon the effectiveness of, and after the date of, said Waiver and Amendment, all references in each Guaranty and such Collateral Documents to the Credit Agreement shall mean the Credit Agreement as amended by said Waiver and Amendment and (ii) such Collateral Documents consisting of security agreements and all collateral described therein do, and shall continue to, secure the payments by the Company referred to in said Waiver and Amendment of its obligations under the Credit Agreement, as amended by said Waiver and Amendment, and under the Notes.

                              IMRS, INC.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________


                              HYPERION SOFTWARE (UK), PLC


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________


                              HYPERION SOFTWARE, PILLAR GROUP INC.

                              By:________________________________
                              Name:______________________________
                              Title:_____________________________

                                  EXHIBIT A

                             List of Commitments
                             -------------------


                             Commitment         Commitment
        Bank                   Amount           Percentage
--------------------         -----------        ----------
The Bank of New York         $25,000,000           100%